UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2024

ADC Therapeutics SA

(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-39071 (Commission File Number)	N/A (IRS Employer Identification Number)

Biopôle Route de la Corniche 3B 1066 Epalinges Switzerland (Address of Principal Executive Offices) (Zip Code)	+41 21 653 02 00 (Registrant’s Telephone Number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, par value CHF 0.08 per share	ADCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 C.F.R. §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 C.F.R. §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2024, ADC Therapeutics SA (the “Company”) entered into an agreement (the “Redmile Agreement”) with the Redmile Group, LLC (“Redmile”) regarding preemptive rights and advance subscription rights with respect to shares of the Company. The Company agreed that the Company’s board of directors will not restrict the preemptive rights of Redmile or its affiliates based on Article 4a(4)(g) of the Company’s articles of association or restrict the advance subscription rights of Redmile or its affiliates based on Article 4c(3) of the Company’s articles of association as long as (i) Redmile (including its affiliates and any other person or entity forming a “group” (as defined in Rule 13d-5 under the Exchange Act)) does not directly or indirectly control, own or have the right to control or own, collectively, shares representing more than 20% of the Company’s share capital or (ii) Redmile (including its affiliates and any other person or entity forming a “group” (as defined in Rule 13d-5 under the Exchange Act)) directly or indirectly controls, owns or has the right to control or own, collectively, shares representing more than 20% of the Company’s share capital but the Company’s board of directors determines that Redmile does not have an intent to effect a change of control of the Company. If, at any time, Redmile (including its affiliates and any other person or entity forming a “group” (as defined in Rule 13d-5 under the Exchange Act)) directly or indirectly controls, owns or has the right to control or own, collectively, shares representing more than 20% of the Company’s share capital and the Company’s board of directors determines that Redmile has an intent to effect a change of control of the Company, the Company’s board of directors will provide a reasonable opportunity to Redmile to explain its intentions. Thereafter, if the Company’s board of directors determines that Redmile does not intend to effect a change of control of the Company, the Company’s board of directors will not restrict the preemptive rights of Redmile or its affiliates based on Article 4a(4)(g) of the Company’s articles of association or restrict the advance subscription rights of Redmile or its affiliates based on Article 4c(3) of the Company’s articles of association. However, if the Company’s board of directors maintains its determination that Redmile has an intent to effect a change of control of the Company, the Company’s board of directors may restrict the preemptive rights of Redmile and its affiliates based on Article 4a(4)(g) of the Company’s articles of association and restrict the advance subscription rights of Redmile and its affiliates based on Article 4c(3) of the Company’s articles of association. The Redmile Agreement terminates upon the earliest of (i) the Company removing Article 4a(4)(g) and Article 4c(3) of the Company’s articles of association, (ii) after five years if Redmile and its affiliates directly or indirectly control, own or have the right to control or own, collectively, less than 20% of the Company’s share capital, (iii) the Company becomes incorporated in any state of the United States, (iv) Redmile (including its affiliates and any other person or entity forming a “group” (as defined in Rule 13d-5 under the Exchange Act)) directly or indirectly controls, owns or has the right to control or own, collectively, shares representing more than 30% of the Company’s share capital, other than solely as a result of the Company’s action, and (v) the Company’s board of directors determines that Redmile has an intent to effect a change of control of the Company pursuant to the foregoing sentence.

The foregoing description of the Redmile Agreement is not complete and is qualified in its entirety by the Redmile Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference into this description.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated January 18, 2024, between ADC Therapeutics SA and Redmile LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Therapeutics SA
Date: January 24, 2024
	By:	/s/ Peter J. Graham
	Name:	Peter J. Graham
	Title:	Chief Legal Officer